Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

3D Systems Corporation
Rock Hill, South Carolina

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-123227, 333-83680, 333-62776, 333-79767, 333-11865, 333-36782 and 333-115642 on Form S-8 of 3D Systems Corporation of our reports dated April 30, 2007, relating to the Consolidated Financial Statements, financial statement schedule, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A.

/s/  BDO SEIDMAN, LLP
BDO Seidman, LLP
Los Angeles, California
August 2, 2007